Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 25, 2023	INVESTOR RELATIONS CONTACT: Marcy Morita - (808) 480-8582 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2023 Second Quarter Financial Results: Japan Strengthening Adds to Robust Leisure Travel Demand

HONOLULU — July 25, 2023 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2023.

“I want to thank our team members who have been taking care of our guests in a dynamic operating environment,” said Hawaiian Airlines President and CEO Peter Ingram. “Demand remains strong throughout our network, and we have recently seen a significant increase in bookings by travelers in Japan, an important geography that has trailed in the recovery of the overall market. Against the backdrop of improving operations and robust demand, I am excited about the major initiatives we’re on track to deliver in the second half of the year.”

Second Quarter 2023- Key Financial Metrics and Results
	GAAP	YoY Change	Adjusted (a)	YoY Change
Net Loss	($12.3M)	+$35.0M	($24.1M)	+$22.0M
Diluted EPS	($0.24)	+$0.68	($0.47)	+$0.43
Pre-tax Margin	(2.0)%	+5.8 pts.	(4.2)%	+4.1 pts.
EBITDA	$41.6M	+$36.6M	$26.3M	+$25.2M
Operating Cost per ASM	14.29¢	(10.1)%	11.08¢	1.9%
Operating Revenue per ASM	14.10¢	(8.0)%	N/A	N/A

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of June 30, 2023, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.3 billion
•$1.6 billion in liquidity, including its undrawn $235 million revolving credit facility
•Outstanding debt and finance lease obligations of $1.7 billion

Revenue Environment

Leisure demand remains historically high; Hawaiian's North America load factor of 90.4% was the highest second quarter load factor for its North America routes since 2017, and Neighbor Island load factor of 75.3% was the highest for the quarter since 2015. In addition to continuing strong US point of sale demand for International travel, Japan-originating traffic increased on Hawaiian's International routes, contributing to an overall 16.2 point increase in International load factor year over year. Operating revenue was up 2.2% from the second quarter of 2022 on 11.0% higher capacity across Hawaiian's network. International revenue increased 160.2% from the second quarter of 2022 on a 141.4% increase in capacity.

Second Quarter 2023 Highlights

Operations

•Completed the transition of A330 aircraft maintenance from a vendor-managed services agreement to internal resources; self-managed maintenance will allow Hawaiian to exercise greater control over its day-to-day operation and control costs more effectively as the operation grows with the introduction of A330 freighter aircraft

Routes and Network

•Resumed service between Honolulu and Fukuoka, Japan on April 28 with thrice-weekly service
•Initiated weekly service to Rarotonga on May 20, greatly expanding travel opportunities between Hawaiian's 15 gateways on the US Mainland and the Cook Islands

Awards and Recognition

•Rated the #1 Domestic Airline, for the second consecutive year, in Travel+Leisure’s annual reader survey
•Ranked highest for economy travel customer satisfaction in Consumer Reports' 2023 Airline Travel Buying Guide
•Rated Best Domestic Airline for Food in Food & Wine's Global Tastemaker Awards

Guest Experience

•Unveiled the Boeing 787 Dreamliner interior cabin design and a new business class product, the Leihōkū suites. These 34 seats feature flat beds, privacy doors and shared double suites; the aircraft, expected to enter service in 2024, will immerse all guests in cabin design elements that evoke Hawaiʻi’s rich natural world through bold textures, island-inspired sunrise and sunset lighting and sinuous ocean and wind patterns

People

•Promoted Brent Overbeek to Executive Vice President and Chief Revenue Officer and Avi Mannis to Executive Vice President and Chief Marketing Officer; they will jointly lead Hawaiian's commercial strategy
•Appointed Lokesh Amaranayaka as Vice President of Airport Operations

Environmental, Social and Corporate Governance

•Invested in United Airlines Ventures Sustainable Flight Fund, an investment fund which prioritizes investments in new technology, advanced fuel sources and proven producers, all in an effort to help scale the supply of sustainable aviation fuel (SAF)
•Published the 2023 Corporate Kuleana Report, highlighting the Company's progress on Environmental, Social and Governance priorities, including the Company's plans to achieve net-zero greenhouse gas (GHG) emissions by 2050, eliminate single-use plastics from cabin service by 2029, and offer more locally sourced food onboard; the report also highlights Hawaiian's employee diversity, including the highest percentage of women pilots of any major U.S. airline
•Donated 34 million HawaiianMiles to support Moananuiākea, the Polynesian Voyaging Society's 47-month circumnavigation of the Pacific Ocean on the voyaging canoes Hōkūleʻa and Hikianalia

Third Quarter 2023 Outlook

The table below summarizes the Company's expectations for the quarter ending September 30, 2023 expressed as an expected percentage change compared to the results for the quarter ended September 30, 2022. Figures include the impacts of the Company’s freighter operation, which are not material.

Item	Third Quarter 2023 Guidance (d)	GAAP Equivalent	GAAP Third Quarter 2023 Guidance (d)
Available Seat Miles (ASMs)	Up 4.5% to up 7.5%
Operating Revenue per ASM (RASM)	Down 2.0% to down 5.0%
CASM excluding fuel and non-recurring items (a)	Up 7.0% to up 10%	Costs per ASM	Down 0.7% to down 2.8%
Gallons of Jet Fuel Consumed	Up 8.0% to up 11.0%
Economic Fuel Price per Gallon (a)(b)	$2.67	Average fuel price per gallon, including taxes and delivery	$2.61
Effective Tax Rate	~21%

Full Year 2023 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2023 expressed as an expected percentage change compared to the results for the year ended December 31, 2022. Figures include the impacts of the Company’s freighter operation, which are not material.

Item	Prior Full Year 2023 Guidance	Updated Full Year 2023 Guidance (d)	GAAP Equivalent	GAAP Full Year 2023 Guidance (d)
Available Seat Miles (ASMs)	Up 9.5% to up 12.5%	Up 8.5% to up 10.5%
CASM excluding fuel and non-recurring items (a)	Up 1.0% to up 5.0%	Up 3.0% to up 5.0%	Costs per ASM	Down 1.1% to down 2.5%
Gallons of Jet Fuel Consumed	Up 12.5% to up 15.5%	Up 13.0% to up 15.0%
Economic Fuel Price per Gallon (a)(b)	$2.70	$2.70	Average fuel price per gallon, including taxes and delivery	$2.66
Capital Expenditures (c)	$330M to $380M	$265M to $295M
(a) See Table 3 and Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Fuel Price per Gallon estimates are based on the July 13, 2023 fuel forward curve.
(c) The updated Capital Expenditures guidance results from the change in the Boeing 787 delivery schedule, including pre-delivery payments and other adjustments.
(d) Third Quarter and Full Year 2023 Outlook does not reflect the potential impact from today's RTX (parent company of Pratt & Whitney) disclosure regarding accelerated inspections of their GTF engines.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, July 25, 2023, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Now in its 94th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.
Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. The carrier was named Hawaiʻi's best employer by Forbes in 2022 and has topped Travel + Leisure’s World’s Best list as the No. 1 U.S. airline for the past two years. Hawaiian has also led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook  (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, expectations relating to major initiatives for the second half of 2023; the Company’s timing and expectations related to network and route recovery; expectations relating to the impact of self-managed aircraft maintenance; expectations relating to the timing of aircraft entry into service; future domestic and international demand for air travel; the Company's environmental commitments; the Company’s outlook for the quarter ending June 30, 2023 and twelve-months ending December 31, 2023; statements regarding the Company's future performance; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$644,992	$617,463	4.5%	$1,193,518	$1,021,492	16.8%
Other	61,936	74,402	(16.8)%	126,013	147,587	(14.6)%
Total	706,928	691,865	2.2%	1,319,531	1,169,079	12.9%
Operating Expenses:
Wages and benefits	237,680	205,686	15.6%	479,613	408,785	17.3%
Aircraft fuel, including taxes and delivery	166,380	226,892	(26.7)%	364,005	377,874	(3.7)%
Maintenance, materials and repairs	53,657	55,967	(4.1)%	103,943	111,617	(6.9)%
Aircraft and passenger servicing	43,126	35,631	21.0%	85,658	69,446	23.3%
Depreciation and amortization	33,348	34,333	(2.9)%	66,015	68,088	(3.0)%
Commissions and other selling	28,391	28,615	(0.8)%	56,630	49,262	15.0%
Aircraft rent	26,159	25,790	1.4%	54,330	52,066	4.3%
Other rentals and landing fees	41,487	37,041	12.0%	80,207	71,652	11.9%
Purchased services	37,181	33,757	10.1%	72,254	64,444	12.1%
Other	49,099	34,242	43.4%	83,884	69,739	20.3%
Total	716,508	717,954	(0.2)%	1,446,539	1,342,973	7.7%
Operating Loss	(9,580)	(26,089)	(63.3)%	(127,008)	(173,894)	(27.0)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(22,705)	(24,517)		(45,585)	(49,554)
Interest income	13,539	6,562		30,004	10,996
Capitalized interest	1,945	1,060		3,404	2,112
Losses on fuel derivatives	(3,658)	—		(8,724)	—
Loss on extinguishment of debt	—	(8,568)		—	(8,568)
Other components of net periodic benefit cost	(1,707)	1,274		(3,201)	2,560
Losses on investments, net	(3,549)	(22,127)		(2,852)	(34,491)
Gains on foreign debt	12,174	20,556		14,434	32,318
Other, net	(920)	(2,005)		(764)	(1,631)
Total	(4,881)	(27,765)		(13,284)	(46,258)
Loss Before Income Taxes	(14,461)	(53,854)		(140,292)	(220,152)
Income tax benefit	(2,126)	(6,480)		(29,700)	(39,500)
Net Loss	$(12,335)	$(47,374)		$(110,592)	$(180,652)
Net Loss Per Share
Basic	$(0.24)	$(0.92)		$(2.15)	$(3.52)
Diluted	$(0.24)	$(0.92)		$(2.15)	$(3.52)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,587	51,356		51,547	51,322
Diluted	51,587	51,356		51,547	51,322

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	June 30, 2023 (unaudited)	December 31, 2022
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$226,951	$229,122
Restricted cash	17,860	17,498
Short-term investments	1,083,865	1,147,193
Accounts receivable, net	94,896	113,862
Income taxes receivable	1,666	70,204
Spare parts and supplies, net	47,837	36,875
Prepaid expenses and other	72,185	63,553
Total	1,545,260	1,678,307
Property and equipment, less accumulated depreciation and amortization of $1,201,101 and $1,135,262 as of June 30, 2023 and December 31, 2022, respectively	1,966,777	1,874,352
Other Assets:
Assets held-for-sale	2,845	14,019
Operating lease right-of-use assets	425,069	459,128
Long-term prepayments and other	106,399	100,317
Intangible assets, net	13,500	13,500
Total Assets	$4,059,850	$4,139,623
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$180,287	$196,009
Air traffic liability and current frequent flyer deferred revenue	795,530	590,796
Other accrued liabilities	177,394	182,036
Current maturities of long-term debt, less discount	44,063	47,836
Current maturities of finance lease obligations	19,828	25,789
Current maturities of operating leases	78,585	77,858
Total	1,295,687	1,120,324
Long-Term Debt	1,552,693	1,583,889
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	65,393	75,221
Noncurrent operating leases	315,654	347,726
Accumulated pension and other post-retirement benefit obligations	142,291	135,775
Other liabilities and deferred credits	57,961	94,654
Noncurrent frequent flyer deferred revenue	306,046	318,369
Deferred tax liability, net	100,308	130,400
Total	987,653	1,102,145
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 51,629,604 and 51,450,904 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	516	514
Capital in excess of par value	289,828	287,161
Accumulated income	30,164	140,756
Accumulated other comprehensive loss, net	(96,691)	(95,166)
Total	223,817	333,265
Total Liabilities and Shareholders’ Equity	$4,059,850	$4,139,623

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended June 30,
	2023	2022
	(in thousands)
Net cash provided by Operating Activities	$111,662	$31,665
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(169,354)	(16,521)
Proceeds from the disposition of aircraft and aircraft related equipment	19,863	9,662
Purchases of investments	(202,037)	(575,191)
Proceeds from sales and maturities of investments	275,312	635,385
Net cash provided by (used in) investing activities	(76,216)	53,335
Cash flows from Financing Activities:
Repayments of long-term debt and finance lease obligations	(36,142)	(149,019)
Payment for taxes withheld for stock compensation	(1,113)	(1,589)
Net cash used in financing activities	(37,255)	(150,608)
Net decrease in cash and cash equivalents	(1,809)	(65,608)
Cash, cash equivalents, and restricted cash - Beginning of Period	246,620	507,828
Cash, cash equivalents, and restricted cash - End of Period	$244,811	$442,220

Table 2.
Hawaiian Holdings, Inc.
Selected Consolidated Statistical Data (unaudited)

	Three months ended June 30,				Six months ended June 30,
	2023	2022		% Change	2023	2022		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,801	2,576		8.7%	5,394	4,606		17.1%
Revenue passenger miles (RPM)	4,346,815	3,862,507		12.5%	8,190,876	6,836,857		19.8%
Available seat miles (ASM)	5,014,251	4,505,285		11.3%	9,928,870	8,747,768		13.5%
Passenger revenue per RPM (Yield)	14.84 ¢	15.99 ¢		(7.2)%	14.57 ¢	14.94 ¢		(2.5)%
Passenger load factor (RPM/ASM)	86.7%	85.7%	1.0	pts.	82.5%	78.2%	4.3	pts.
Passenger revenue per ASM (PRASM)	12.86 ¢	13.71 ¢		(6.2)%	12.02 ¢	11.68 ¢		2.9%
Total Operations:
Revenue passengers flown	2,802	2,584		8.4%	5,395	4,620		16.8%
Revenue passenger miles (RPM)	4,346,953	3,870,586		12.3%	8,192,931	6,858,150		19.5%
Available seat miles (ASM)	5,014,432	4,516,296		11.0%	9,931,949	8,779,344		13.1%
Operating revenue per ASM (RASM)	14.10 ¢	15.32 ¢		(8.0)%	13.29 ¢	13.32 ¢		(0.2)%
Operating cost per ASM (CASM)	14.29 ¢	15.90 ¢		(10.1)%	14.56 ¢	15.30 ¢		(4.8)%
CASM excluding aircraft fuel and non-recurring items (a)	11.08 ¢	10.87 ¢		1.9%	11.06 ¢	10.97 ¢		0.8%
Aircraft fuel expense per ASM (b)	3.32 ¢	5.03 ¢		(34.0)%	3.66 ¢	4.31 ¢		(15.1)%
Revenue block hours operated	52,228	47,477		10.0%	143,646	92,360		55.5%
Gallons of jet fuel consumed	66,360	57,494		15.4%	131,214	110,911		18.3%
Average cost per gallon of jet fuel (actual) (b)	$2.51	$3.95		(36.5)%	$2.77	$3.41		(18.8)%

(a)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b)    Includes applicable taxes and fees.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$166,380	$226,892	(26.7)%	$364,005	$377,874	(3.7)%
Realized losses on settlement of fuel derivative contracts	2,795	—	100.0%	4,308	—	100.0%
Economic fuel expense	$169,175	$226,892	(25.4)%	$368,313	$377,874	(2.5)%
Fuel gallons consumed	66,360	57,494	15.4%	131,214	110,911	18.3%
Economic fuel price per gallon	$2.55	$3.95	(35.4)%	$2.81	$3.41	(17.6)%

	Estimated three months ending September 30, 2023			Estimated full year ending December 31, 2023
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$180,093	-	$185,200	$719,731	-	$732,654
Realized losses on settlement of fuel derivative contracts	3,759	-	3,759	10,432	-	10,432
Economic fuel expense	183,852	-	188,959	730,163	-	743,086
Fuel gallons consumed	68,941	-	70,856	270,331	-	275,115
Economic fuel price per gallon	2.67	-	2.67	2.70	-	2.70

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items). Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•CBA related expense.
◦In February 2023, pilots represented by the Air Line Pilots Association (ALPA) ratified a new four-year CBA, which included, amongst other things, a signing bonus, pay scale increases across all fleet types, improved health benefits and cost sharing, and enhancements to the Company's postretirement and disability plans. In connection with the ratification, the Company recorded a signing bonus and vacation liability true-up of $17.7 million which were recorded in wages and benefits during the quarter ended March 31, 2023.
◦In February 2022, the Company received notice from International Association of Machinists and Aerospace Workers (IAM) that the agreement was ratified by its members. The new CBA included a signing bonus of $2.1 million, which was recorded in wages and benefits. During the second quarter of 2022, the Company and the IAM also completed a separation program under the CBA and recognized an additional $2.6 million one-time expense, which was recorded in wages and benefits.

•Contract termination amortization. In December 2022, the Company entered into a Memorandum of Understanding (MOU) with one of its third-party service providers to early terminate its Amended and Restated Complete Fleet Services Agreement (Amended CFS) covering A330-200 aircraft. The Amended

CFS was originally scheduled to run through December 2027, and will now terminate in April 2023. Upon execution of the MOU, the Company agreed to pay a total of $12.5 million in termination fees, which was recognized in fiscal year 2022. As of December 31, 2022, the Company had approximately $24.1 million in deferred liabilities to be recognized into earnings over the remaining contract term as contra-maintenance materials and repairs expense. During the three and six months ended June 30, 2023, the Company recognized approximately $6.0 million and $24.1 million, respectively, in amortization within Maintenance, materials and repairs in the Consolidated Statements of Operations.

•Loss (gain) on sale of aircraft. During the second quarter of 2023, the Company completed the sale of one ATR-42 aircraft and recognized a loss of approximately $0.4 million on such sale. During the three months ended June 30, 2022, the Company sold three ATR-72 aircraft and recorded a $2.6 million gain on sale of aircraft, which was recorded in other operating expense.

•Gain on sale of commercial real estate. In February 2023, the Company entered into an agreement for the sale of its commercial real estate and recognized a gain on sale of $10.2 million, which was recorded in Other operating expense in the Consolidated Statements of Operations.

•Interest income on federal tax refund. In March 2023, the Company received $4.7 million in interest income related to a refund received on the Company's income tax return. The interest income received was recorded in Interest income in the Consolidated Statements of Operations.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Loss on extinguishment of debt. During the three and six months ended June 30, 2022, the Company recognized a $8.6 million loss on the extinguishment of its remaining outstanding Series 2020-1A and Series 2020-1B Equipment Notes. Loss on extinguishment of debt is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•Unrealized gain on foreign debt. Unrealized gain on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized loss on equity securities. Unrealized loss on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the Consolidated Statements of Operations.
The Company believes that adjusting for the impact of the changes in fair value of equity securities and fuel derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, and non-recurring expenses and income/gains (including CBA-related, contract termination amortization, interest income on tax refund, gain or loss on sale of aircraft, gain on sale of commercial real estate, and loss on extinguishment of debt), helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended June 30,				Six months ended June 30,
	2023		2022		2023		2022
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(12,335)	$(0.24)	$(47,374)	$(0.92)	$(110,592)	$(2.15)	$(180,652)	$(3.52)
Adjusted for:
CBA related expense	—	—	2,574	0.05	17,727	0.34	4,678	0.09
Contract termination amortization	(5,972)	(0.12)	—	—	(24,085)	(0.47)	—	—
Loss (gain) on sale of aircraft	392	0.01	(2,578)	(0.05)	392	0.01	(2,578)	(0.05)
Gain on sale of commercial real estate	—	—	—	—	(10,179)	(0.20)	—	—
Interest income on federal tax refund	—	—	—	—	(4,672)	(0.09)	—	—
Changes in fair value of fuel derivative contracts	864	0.02	—	—	4,416	0.09	—	—
Loss on extinguishment of debt	—	—	8,568	0.17	—	—	8,568	0.17
Unrealized gain on foreign debt	(12,106)	(0.23)	(20,381)	(0.40)	(14,595)	(0.28)	(31,963)	(0.63)
Unrealized loss on equity securities	1,486	0.03	7,920	0.15	542	0.01	19,394	0.38
Tax effect of adjustments	3,533	0.06	5,162	0.10	5,102	0.10	6,147	0.12
Adjusted net loss	$(24,138)	$(0.47)	$(46,109)	$(0.90)	$(135,944)	$(2.64)	$(176,406)	$(3.44)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net Loss	$(12,335)	$(47,374)	$(110,592)	(180,652)
Income tax benefit	(2,126)	(6,480)	(29,700)	(39,500)
Depreciation and amortization	33,348	34,333	66,015	68,088
Interest expense and amortization of debt discounts and issuance costs	22,705	24,517	45,585	49,554
EBITDA, as reported	41,592	4,996	(28,692)	(102,510)
Adjusted for:
CBA related expense	—	2,574	17,727	4,678
Contract termination amortization	(5,972)	—	(24,085)	—
Gain on sale of commercial real estate	—	—	(10,179)	—
Interest income on tax refund	—	—	(4,672)	—
Loss on extinguishment of debt	—	8,568	—	8,568
Changes in fair value of fuel derivative instruments	864	—	4,416	—
Unrealized gain on foreign debt	(12,106)	(20,381)	(14,595)	(31,963)
Loss (gain) on sale of aircraft	392	(2,578)	392	(2,578)
Unrealized loss on equity securities	1,486	7,920	542	19,394
Adjusted EBITDA	$26,256	$1,099	$(59,146)	$(104,411)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,				Six months ended June 30,
	2023		2022		2023		2022
	(in thousands, except CASM data)
GAAP Operating Expenses	$716,508		$717,954		$1,446,539		$1,342,973
Adjusted for:
CBA related expense	—		(2,574)		(17,727)		(4,678)
Contract termination amortization	5,972		—		24,085		—
Gain (loss) on sale of aircraft	(392)		2,578		(392)		2,578
Gain on sale of commercial real estate	—		—		10,179		—
Operating Expenses excluding non-recurring items	$722,088		$717,958		$1,462,684		$1,340,873
Aircraft fuel, including taxes and delivery	(166,380)		(226,892)		(364,005)		(377,874)
Operating Expenses excluding fuel and non-recurring items	$555,708		$491,066		$1,098,679		$962,999
Available Seat Miles	5,014,432		4,516,296		9,931,949		8,779,344
CASM - GAAP	14.29	¢	15.90	¢	14.56	¢	15.30	¢
Aircraft fuel, including taxes and delivery	(3.32)		(5.03)		(3.66)		(4.31)
CBA related expense	—		(0.06)		(0.18)		(0.05)
Contract termination amortization	0.12		—		0.24		—
Gain (loss) on sale of aircraft	(0.01)		0.06		—		0.03
Gain on sale of commercial real estate	—		—		0.10		—
CASM excluding fuel and non-recurring items	11.08	¢	10.87	¢	11.06	¢	10.97	¢

	Estimated three months ending September 30, 2023					Estimated year ending December 31, 2023
	(in thousands, except CASM data)					(in thousands, except CASM data)
GAAP operating expenses	$756,598		-	$794,667		$2,964,027		-	$3,062,920
Aircraft fuel, including taxes and delivery	(183,852)		-	(188,959)		(730,163)		-	(743,086)
Less: non recurring items	—		-	—		16,145		-	16,145
Adjusted operating expenses	$572,746		-	$605,708		$2,250,009		-	$2,335,979
Available seat miles	5,188,202		-	5,337,146		20,272,836		-	20,646,529
CASM - GAAP	14.58	¢	-	14.89	¢	14.62	¢	-	14.84	¢
Aircraft fuel, including taxes and delivery	(3.54)		-	(3.54)		(3.60)		-	(3.60)
Less: non recurring items	—		-	—		0.08		-	0.08
CASM excluding fuel and non-recurring items	11.04	¢	-	11.35	¢	11.10	¢	-	11.32	¢

Pre-tax margin

The Company excludes changes in fair value of equity securities and fuel derivative contracts, fluctuations and exchange rates on debt instruments denominated in foreign currency, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Pre-Tax Margin, as reported	(2.0)%	(7.8)%	(10.6)%	(18.8)%
CBA ratification bonus	—	0.4	1.3	0.4
Contract termination amortization	(0.8)	—	(1.8)	—
Gain on sale of commercial real estate	—	—	(0.8)	(0.1)
Interest income on tax refund	—	—	(0.4)	—
Changes in fair value of fuel derivative contracts	0.1	—	0.3	—
Unrealized gain on foreign debt	(1.7)	(2.8)	(1.1)	(2.7)
Loss on extinguishment of debt	—	1.2	—	0.7
Loss (gain) on sale of aircraft	0.1	(0.4)	0.1	(0.2)
Unrealized loss on equity securities	0.1	1.1	0.1	1.7
Adjusted Pre-Tax Margin	(4.2)%	(8.3)%	(12.9)%	(19.0)%